AIM INCOME FUND                                                    SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 7/31/2009
FILE NUMBER:       811-05686
SERIES NO.:        5

72DD.   1  Total income dividends for which record date passed during the period. (000's Omitted)
           Class A                   $ 17,906
        2  Dividends for a second class of open-end company shares (000's
           Omitted)
           Class B                   $  2,786
           Class C                   $  1,359
           Class R                   $    337
           Class Y                   $     53
           Investor Class            $  5,229
           Institutional Class       $    986

73A.       Payments per share outstanding during the entire current period:
           (form nnn.nnnn)
        1  Dividends from net investment income
           Class A                     0.4003
        2  Dividends for a second class of open-end company shares (form
           nnn.nnnn)
           Class B                     0.3651
           Class C                     0.3642
           Class R                     0.3880
           Class Y                     0.3085
           Investor Class              0.4010
           Institutional Class         0.4265

74U.    1  Number of shares outstanding (000's Omitted)
           Class A                     43,989
        2  Number of shares outstanding of a second class of open-end company shares (000's Omitted)
           Class B                      5,701
           Class C                      3,970
           Class R                        873
           Class Y                        243
           Investor Class              12,518
           Institutional Class          3,965

74V.    1  Net asset value per share (to nearest cent)
           Class A                   $   4.64
        2  Net asset value per share of a second class of open-end company shares (to nearest cent)
           Class B                   $   4.65
           Class C                   $   4.63
           Class R                   $   4.63
           Class Y                   $   4.65
           Investor Class            $   4.65
           Institutional Class       $   4.65